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                                                                     EXHIBIT 5.1

                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                             BOSTON, MA 02110-2624
                             PHONE: (617) 951-7000
                              FAX: (617) 951-7050

                                       [date]

StemCells, Inc.
3155 Porter Drive
Palo Alto, CA 94304

Ladies and Gentlemen:

    This opinion is furnished to you in connection with the filing of a prospectus or prospectus supplement to a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 3,997,201 shares of Common Stock, $0.01 par value (the "Shares"), of StemCells, Inc., a Delaware corporation (the "Company"). The Shares are to be issued from time to time to Riverview Group, L.L.C. ("Riverview Group") upon conversion of the 3% Cumulative Convertible Preferred Stock (the "Preferred Stock") and/or the exercise of a warrant to purchase common stock issued to Riverview Group, and registered for resale by Riverview Group to the public under the Registration Statement. The Shares are also to be issued to Cantor Fitzgerald & Co. ("Cantor Fitzgerald") upon the exercise of a warrant to purchase common stock issued to Cantor Fitzgerald (together with the warrant issued to Riverview Group, the "Warrants"), and registered for resale by Cantor Fitzgerald to the public under the Registration Statement.

    We have acted as counsel for the Company in connection with its issuance and sale of the Preferred Stock and the Warrants. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

    We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

    Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued they will be validly issued, fully paid and non-assessable.

    We hereby consent to your filing a form of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                          Very truly yours,
                                          /s/ Ropes & Gray
                                          Ropes & Gray

NEW YORK                          PROVIDENCE                          WASHINGTON